Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2008 relating to the consolidated financial statements and consolidated financial statement schedule of PSEG Power LLC (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109 and Statement of Financial Accounting Standards No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans as described in Note 2), appearing in the Annual Report on Form 10-K of PSEG Power LLC for the year ended December 31, 2007, incorporated by reference in the Prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP
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September 30, 2008
Parsippany, New Jersey